UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): August 12, 2004


                        Commission File Number 001-31921


                      Compass Minerals International, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                  48-1135403
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)



                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)





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Item 9.  REGULATION FD DISCLOSURE

         Compass Minerals International ("the Company") is furnishing under Item 9 of this Current Report on Form 8-K the following information.

         Based upon its reported results and current internal projections, the Company expects to generate more than $80 million in free cash flow for the 2004 fiscal year. The Company defines "free cash flow" as adjusted EBITDA, less cash interest, cash taxes and capital expenditures. The Company defines "adjusted EBITDA" as earnings before interest, taxes, depreciation, depletion and amortization, adjusted for special items and other income/expense.

         Free cash flow and adjusted EBITDA are non-GAAP measures. They are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, such measures may not be comparable to the calculation of these measures by other companies.

         Management believes that these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position. Management further believes that it is helpful to provide an analysis of our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of free cash flow and adjusted EBITDA.

         This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's registration statement on form S-1 filed with the Securities and Exchange Commission on June 29, 2004. The Company will not update any forward-looking statements to reflect future events or developments.

         The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           COMPASS MINERALS INTERNATIONAL, INC.


Date: August 12, 2004                      /s/ Rodney Underdown
                                           --------------------
                                           Rodney Underdown
                                           Chief Financial Officer